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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-2/A of our report dated August 11, 2000 (except with respect to Note 10, as to which the date is August 15, 2000), which is included in Voxware, Inc.'s Form 10-K for the year ended June 30, 2000, and to all references to our Firm included in this registration statement.

Princeton, New Jersey
June 29, 2001

                                             /s/ Arthur Andersen LLP

                                             ARTHUR ANDERSEN LLP